Exhibit 10.19

Oral Agreement to Extend Independent Contactor Agreement

On February 15, 2006, Little Squaw Gold Mining Company and Richard R. Walters orally agreed to extend Independent Contactor Agreement dated June 30, 2003 for a period of one year, commencing February 15, 2006 and ending February 14, 2007.  In addition, Little Squaw Gold Mining Company approved an increase in the contractor fee paid to Mr. Walters to $300 per day worked for the company, pro rated for each partial day worked.

The agreement was approved by resolution of the board of directors of Little Squaw Gold Mining Company dated February 15, 2006.